                                                                      EXHIBIT 21
DECEMBER, 1996

                            ILLINOIS TOOL WORKS INC.
                    SIGNIFICANT SUBSIDIARIES OF THE COMPANY

                                                                      PERCENT
         COMPANY                                        RELATIONSHIP OWNERSHIP
----------------------------------------------          ------------ ---------
   Azon Limited - Australia (1)                          Subsidiary     100%
   Buell Industries, Inc. - Delaware                     Subsidiary     100%
   Burseryds Bruk AB - Sweden                            Subsidiary     100%
   Coding Products Inc. - Michigan (2)                   Subsidiary     100%
   Cumberland Leasing Co. - Illinois (3)                 Subsidiary     100%
   Elettro GiBi S.p.A. - Italy                           Subsidiary     100%
   Gema Volstatic AG - Switzerland (4)                   Subsidiary     100%
   Gerrard Strapping Systems Ltd. - New Zealand (5)      Subsidiary     100%
   Gerrard Strapping Systems Pty Ltd. - Australia (5)    Subsidiary     100%
   Hobart Brothers Company - Ohio                        Subsidiary     100%
   Hobart Brothers of Canada, Inc. - Canada (6)          Subsidiary     100%
   ITW Austria Vertriebs-Ges.m.b.H. - Austria (7)        Subsidiary     100%
   ITW Ateco GmbH - Germany (8)                          Subsidiary     100%
   ITW Befestigungssyteme GmbH - Germany (9)             Subsidiary     100%
   ITW Canada Inc. - Canada (6)                          Subsidiary     100%
   ITW de France S.A. - France (10)                      Subsidiary     100%
   ITW (Deutschland) GmbH - Germany (4)                  Subsidiary     100%
   ITW Espana S.A. - Spain (11)                          Subsidiary     100%
   ITW Fastex Italia S.p.A. - Italy                      Subsidiary     100%
   ITW Gunther - France (10)                             Subsidiary     100%
   ITW Holding S.A. - France (11)                        Subsidiary     100%
   ITW Holdings Proprietary - Australia (12)             Subsidiary     100%
   ITW Holdings U.K. - England (15)                      Subsidiary     100%
   ITW International Finance S.A.S. - France (13)        Subsidiary     100%
   ITW International Holdings Inc. - Delaware (3)        Subsidiary     100%
   ITW Ireland - Ireland (14)                            Subsidiary     100%
   ITW Leasing & Investments Inc. - Delaware             Subsidiary     100%
   ITW Limited - England (22)                            Subsidiary     100%
   ITW Meritex Sdn Bhd - Malaysia (11)                   Subsidiary     100%
   ITW Mortgage Investments I, Inc. - Delaware (3)       Subsidiary     100%
   ITW Mortgage Investments II, Inc. - Delaware          Subsidiary     100%
   ITW Mortgage Investments III, Inc. - Delaware         Subsidiary     100%
   ITW Oberflachentechnik GmbH - Germany (8)             Subsidiary     100%
   ITW Overseas Investments Corp. - Delaware (11)        Subsidiary     100%
   ITW Real Estate L.L.C. - Delaware (16)                Subsidiary     100%
   ITW Residuals Inc. - Delaware                         Subsidiary     100%
   ITW Tech Co. Inc. - Delaware (3)                      Subsidiary     100%
   Illinois Tool Works FSC Inc - Barbados (3)            Subsidiary     100%
   IspraControl s.r.l. - Italy (23)                      Subsidiary     100%
   Liljendals Bruk Ab - Finland                          Subsidiary     100%
   Loveshaw Corporation, The - Delaware                  Subsidiary     100%
   Lys Fusion S.p.A. - Italy (23)                        Subsidiary     100%
   Medalist Industries, Inc. - Wisconsin                 Subsidiary     100%
   Miller Electric Mfg. Co. - Wisconsin                  Subsidiary     100%
   Miller Europe, S.p.A. - Italy (18)                    Subsidiary     100%
   Miller Thermal, Inc. - Wisconsin (18)                 Subsidiary     100%
   Mima, Inc. - Florida                                  Subsidiary     100%
   Minigrip Inc. - Delaware                              Subsidiary     100%
   N. A. Woodworth Company - Michigan                    Subsidiary     100%
   Orgapack AG - Switzerland (19)                        Subsidiary     100%
   Orgapack Holding AG - Switzerland (20)                Subsidiary     100%
   Paslode Corporation - Illinois                        Subsidiary     100%
   Pro/Mark Corporation - Connecticut (21)               Subsidiary     100%
   Ransburg Corporation - Indiana                        Subsidiary     100%

ILLINOIS TOOL WORKS INC.
SIGNIFICANT SUBSIDIARIES OF THE COMPANY
DECEMBER, 1996
PAGE 2
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
                                                                               PERCENT
         COMPANY                                                 RELATIONSHIP OWNERSHIP
----------------------------------------------                  ------------ ---------

Ransburg Industrial Finishing KK - Japan (11)                    Subsidiary     100%
Shippers Paper Products Company - Ohio                           Subsidiary     100%
Signode France - France (10)                                     Subsidiary     100%
Signode Kabushiki Kaisha - Japan (11)                            Subsidiary     100%
Signode Systems GmbH - Germany (7)                               Subsidiary     100%
Societe de Prospection et d'Invention Techniques - France (10)   Subsidiary     100%
W. A. Deutsher Pty. Ltd. - Australia                             Subsidiary     100%





ILLINOIS TOOL WORKS INC.
SIGNIFICANT SUBSIDIARIES OF THE COMPANY
DECEMBER, 1996
PAGE 3
--------------------------------------------------------------------------------

( 1)    Wholly owned by ITW Holdings Pty.
( 2)    80% owned by Maple Control Company; 20% owned by Illinois Tool Works Inc.
( 3)    Wholly owned by ITW Leasing & Investments Inc.
( 4)    Wholly owned by Ransburg Corporation
( 5)    Wholly owned by Azon Pty. Limited
( 6)    Wholly owned by Hobart Brothers Company
( 7)    Wholly owned by ITW Signode Holdings GmbH
( 8)    Wholly owned by ITW Industrie GmbH
( 9)    Wholly owned by ITW (Deutschland) GmbH
(10)    Wholly owned by ITW Holding S.A.
(11)    Wholly owned by ITW International Holdings Inc.
(12)    99% owned by Illinois Tool Works Inc.; 1% owned by ITW W. A. Deutsher Pty. Ltd.
(13)    99.9% owned by ITW International Holdings Inc.; .1% owned by ITW Holdings S.A.
(14)    99.9% owned by ITW Ireland Holdings Inc.; .1% owned by ITW Cayman
(15)    90% owned by ITW International Holdings Inc.; 10% owned by ITW Leasing and Investments Inc.
(16)    99% owned by ITW Mortgage Investments I; 1% owned by Illinois Tool Works Inc.
(17)    Wholly owned by Elettro GiBi S.p.A.
(18)    Wholly owned by Miller Electric Mfg. Co.
(19)    Wholly owned by Orgapack Holding AG
(20)    Wholly owned by Gema Volstatic AG
(21)    Wholly owned by Maple Roll Leaf Company, Inc.
(22)    Wholly owned by ITW Holdings U.K.
(23)    Wholly owned by Cofiva S.p.A.